Exhibit (a)(3)

NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST

TRUST INSTRUMENT

SCHEDULE A

CLASS I

Mid Cap Growth Portfolio

Mid Cap Intrinsic Value Portfolio

Quality Equity Portfolio

Short Duration Bond Portfolio

CLASS S

Mid Cap Growth Portfolio

Mid Cap Intrinsic Value Portfolio

Quality Equity Portfolio

Real Estate Portfolio

Short Duration Bond Portfolio

Dated: May 1, 2026